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EXHIBIT 10.6

                             FIRST AMENDMENT TO THE
                         CITIZENS & NORTHERN CORPORATION
                            1995 STOCK INCENTIVE PLAN

1. Purpose.

         The purpose of this First Amendment to the Citizens & Northern Corporation 1995 Stock Incentive Plan (the "Amendment") is to adopt certain changes to the Plan resulting from changes recommended by the Salary Committee formerly known as the Salary and Pension Committee. All terms, conditions and provisions of the Plan unless specifically modified herein are valid and enforceable.

               3. Stock.

                    The shares of stock that may be issued under the Plan shall not exceed in the aggregate 180,000 shares of the Corporation's common stock, par value $1.00 per share (the "Stock"), as may be adjusted pursuant to paragraph 18 hereof. Such shares of Stock may be either authorized and unissued shares of Stock, or authorized shares of Stock issued by the Corporation and subsequently reacquired by it as treasury stock. Under no circumstances shall any fractional shares of Stock be issued or sold under the Plan or any Award. Except as may be otherwise provided in the Plan, any Stock subject to an Award that for any reason lapses or terminates prior to its exercise as to such Stock shall become and again be available under the Plan. The Corporation shall reserve and keep available, and shall duly apply for any requisite governmental authority to issue or sell the number of shares of Stock needed to satisfy the requirements of the Plan while in effect. The Corporation's failure to obtain any such governmental authority deemed necessary by the Corporation's legal counsel for the lawful issuance and sale of Stock under the Plan shall relieve the Corporation of any duty, or liability for the failure to issue or sell such Stock as to which such authority has not been obtained.

               4. Administration.

                    The Plan shall be administered by the Compensation Committee
               (the "Committee") consisting of not fewer than two (2) non-employee directors from the Board serving for such terms as determined, selected and appointed by the Board. To serve on the Committee, a person must be a director of the Corporation and a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (15 USC
               Section 78a et seq.). A majority of the Committee's membership shall constitute a quorum for the transaction of all business of the Committee, and all decisions and actions taken by the Committee shall be determined by a majority of the members of the Committee attending a meeting at which a quorum of the Committee is present.

                    The Committee shall be responsible for the management and
               operation of the Plan and, subject to its provisions, shall have full, absolute and final power and authority, exercisable in its sole discretion: to interpret and construe the provisions of the Plan, adopt, revise and rescind rules and regulations relating to the Plan and its administration, and decide all questions of fact arising in the application thereof; to determine what, to whom, when and under what facts and circumstances Awards shall be made, and the form, number, terms, conditions and duration thereof, including but not limited to when exercisable, the number of shares of Stock subject thereto, and Stock option purchase prices; to adopt, revise and rescind procedural rules for the transaction of the Committee's business, subject to any directives of the Board not inconsistent with the provisions or intent of the Plan or applicable provisions of law; and to make all other determinations and decisions, take all actions and do all things necessary or appropriate in and for the administration of the Plan. The Committee's determinations, decisions and actions under the Plan, including but not limited to those described above, need not be uniform or consistent, but may be different and selectively made and applied, even in similar circumstances and among similarly situated persons. Unless contrary to the provisions of the Plan, all decisions, determinations and actions made or taken by the Committee shall be final and binding upon the Corporation and all interested persons, and their heirs, personal and legal representatives, successors, assigns and beneficiaries. No member of the Committee or of the Board shall be liable for any decision, determination or action made or taken in good faith by such person under or with respect to the Plan or its administration.

                    18. Adjustments.

                    In the event of any change in the number of issued and
               outstanding shares of Stock which results from a

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               stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the Corporation, and where such change increases the number of issued and outstanding Stock by more than five percent (5%), the Committee shall proportionately adjust the maximum number of shares subject to each outstanding Award, and (where appropriate) the purchase price per share thereof (but not the total purchase price under the Award), so that upon exercise or realization of such Award, the Recipient shall receive the same number of shares he or she would have received had he or she been the holder of all shares subject to his or her outstanding Award and immediately before the effective date of such change in the number of issued and outstanding shares of Stock. Such adjustments shall not, however, result in the issuance of fractional shares. Any adjustment under this paragraph 18 shall be made by the Committee, subject to approval by the Board. No adjustments shall be made that would cause a Qualified Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                    In the event the Corporation is the party to any merger,
               consolidation or other reorganization, any and all outstanding Awards shall apply and relate to the securities to which a holder of Stock is entitled after such merger, consolidation or other reorganization. Upon any liquidation or dissolution of the Corporation, any and all outstanding Awards shall terminate upon consummation of such liquidation or dissolution, but prior to such consummation shall be exercisable to the extent that the same otherwise are exercisable under the Plan.